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                                                                    Exhibit 4.2

Specimen
Stock
Certificate


For value Received,____________hereby sell, assign and transfer unto

__________________________________________________________________________

______________________________________________________________Shares of
the Common Stock of the within named Corporation, represented by the within Certificate and do hereby irrevocably constitute and appoint_______________ _______________________________________________Attorney to transfer the said shares of said Common Stock on the books of the said Corporation, pursuant to the provisions of the By-Laws thereof, with full powers of substitution in the premises.

                                        Date_______________________A.D. 19____.

                                            __________________________________


In Presence of:

______________________________


NOTICE: The signature to this assignment must strictly correspond with the name as written upon the face of the Certificate in every particular and without alteration or enlargement or any change whatever.